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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Health/WebMD Corporation proxy statement/prospectus file on Form S-4 of our report dated February 19, 1999, on our audits of the financial statements of Direct Medical Knowledge, Inc. as of December 31, 1997 and 1998, for each of the three years in the period ended December 31, 1998 and for the period from May 24, 1995 (date of incorporation) to December 31, 1998. The financial statements of Direct Medical Knowledge, Inc. for the period from May 24, 1995 (date of incorporation) to December 31, 1996 were audited by other auditors, and our report relies on the report of these other auditors, in so far as it relates to this period. Our report contains an explanatory paragraph about Direct Medical Knowledge, Inc.'s recurring losses and negative cash flows from operations which raise substantial doubt about Direct Medical Knowledge, Inc.'s ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts" and "Change in Independent Accountants".

/s/ PricewaterhouseCoopers LLP
San Francisco, California
June 14, 1999